EXHIBIT 10.5.3

BLACK MOUNTAIN HOLDINGS, LLC

THIRD AMENDMENT

THIS THIRD AMENDMENT TO LEASE (“Amendment”) is made and entered into effective as of November 15, 2006 (“Effective Date”), by and between BLACK MOUNTAIN HOLDINGS, LLC (fka) THREE SISTERS RANCH ENTERPRISES, LLC, a California limited liability company dba Black Mountain Properties, LLC (“Landlord”), and NEUROGESX, INC., a California corporation (“Tenant”):

This Third Lease Addendum is attached to and forms a part of the Lease identified below together with any amendments, modifications and exhibits, including prior Lease Addendums. This Third Lease Addendum constitutes additional covenants and agreements which are intended to prevail in the event of any conflict between the covenants and agreements contained in this Third Lease Addendum and those contained in the Lease itself and/or the Lease Addenda. Except for the additions, changes and removals listed herein, all other terms and conditions of the Lease will remain in full force and effect throughout the term of the Lease.

RECITALS

A. On or about August 11, 2000, Landlord and Tenant entered into a lease (“Lease”), and then amended on December 1, 2001 and then amended on March 3, 2005 for the certain premises owned by Landlord and attached hereto as Exhibit A. Tenant currently leases 10,956 square feet of 981 Industrial Road, Suite D & F, San Carlos, California 94070 (together, the “Premises”), that are all part of a building complex more commonly known as the San Carlos Business Park.

B. Tenant has notified Landlord that Tenant intends to extend their lease that will expire on December 31, 2006.

TERMS AND CONDITIONS

THEREFORE, IT IS HEREBY MUTUALLY AGREED by and between the Parties hereto as follows:

1.	During the remaining Term of the Lease, for so long as Tenant is not in material default under any of the provisions of the Lease, the Lease shall be amended to read as follows:

2.	The term of this Lease Extension shall commence January 1, 2007 and expire June 30, 2007.

3.	Base Rent for the extended term shall be as follows:

Months 1– 6 (01/01/07 – 06/30/07) $1.26 sq. ft./mth. – $13,804.56 per month

Reimbursable C.A.M. charges will be at $0.30 per square foot per month ($3,286.80/ month) for January 1, 2007 through June 30, 2007.

Total Monthly Rent for six (6) month period will be $17,091.36 per month.

The provisions of this Amendment shall control if in conflict with any of the provisions of the body of the Lease or any exhibits or other attachments to the Lease.

Except as expressly provided in this Third Amendment, the Parties hereby reaffirm the Lease and each provision thereof, in its entirety, and Tenant affirms that neither Landlord nor, to the best of Tenant’s knowledge, Tenant is in breach or default of any of their respective obligations under the Lease.

This Amendment may be executed in counterparts.

IN WITNESS HEREOF, the Parties have executed this Third Lease Amendment as of the Effective Date set forth above.

LANDLORD:		TENANT:
BLACK MOUNTAIN HOLDINGS,		NEUROGESX, INC.
a California Limited Liability Company		a California Corporation
Dba Black Mountain Properties, LLC

By:	/s/ Steve Mitchell	By:	/s/ Stephen Ghiglieri
	Steve Mitchell		Stephen Ghiglieri, CFO
Its:	Senior Vice President of Operations

Date:	11/20/06	Date:	11/16/06

Exhibit A

[Blueprint of Premises]